                            No. 71012005280009

Shanghai Pudong Development Bank

Agreement of Mortgage of Maximum Amount for Real Estate

Mortgagor: AXM Pharma (Shenyang), Inc.

Legal Address: No.2 Feiyun Road, Hunnan New District, Shenyang city

Address:

Mortgagee: Shanghai Pudong Development Bank, Shenyang branch

Address: No. 158 Qingnian Street, Shenhe district, Shenyang city

Whereas AXM Pharma (Shenyang) Inc. (hereinafter “borrower”) and the mortgagee (the lender) signed a series of loan agreements (hereinafter “loan agreements”) according to the term and the amount of creditor’s right in clause 2.1 under the agreement. In order to ensure the implementation of the creditor’s right, the mortgagor would take the following property as mortgaged property and entitle the mortgagee to have priority in satisfying his claim. After negotiation on equal basis, the following agreement was reached by both parties to abide by.

Clause I Mortgaged Property

1.1

The mortgaged property under the agreement is as follows:

Name: the engineering project under construction and the land-use right of the state-owned land

Location: No.2 –101 to 2-107, Feiyun Road, Hunnan New District, Shenyang City

Type:

Structure:

Area: 15202 M2

Condition:

Assessed value: RMB 41,529,000

Ownership:

Ownership of the right to use:

Number of right certificate:

1.2

The effect of the right of mortgage shall not only on the above mortgaged property, but also on its appurtenant, subordinative right, subrogation right on the property，

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attachment, things connected and fruits.

1.3

Provided the mortgagor is in the procedure of bankruptcy, the mortgaged property under the agreement shall not be listed in the properties to be bankrupted.

Clause II Mortgage Creditor’s Right

2.1 Principal claim

The principal claim secured under the agreement is the loan principal that was provided continuously by the lender as per a series of agreements signed in the period of January 14, 2005 to January 11, 2006 between the borrower and the lender, with the maximum amount no higher than          (currency) twenty million (amount in words). The effective certificate for the debt of the borrower shall be the accounting documents provided by the lender according to business operation. The “expire” in the agreement includes the expiration of each principal claim and the expiration ahead of schedule claimed by the lender.

2.2 The scope of the guaranty

The scope of the guaranty of mortgage under the agreement includes not only the above principal claim, but also the interests, liquidated penalty, compensation, layer fee paid for the enforcement of mortgage right, litigation fee and other related fee generated.

2.3 Nature of the guaranty

(1) The mortgagee is entitled to the priority of compensation from the mortgaged property. When the mortgagee executive his rights under the agreement, he need not recourse to the lender or other guarantor, instead he has priority in satisfying his claim from the proceeds of the property in accordance with the provisions of the Law.

(2) The suretyship liability of the mortgagor under the agreement shall be independent, irrevocable and unconditional. The mortgage agreement shall not be influenced by the effect of the main contract and shall not be invalid and revocable with the invalid and revocable of the main contract. The suretyship liability of the mortgagor shall not change with the loan extension and reorganization agreed by the lender, nor the change of loan agreement negotiated by the lender and the borrower, nor the change of administration or operation system of the borrower or mortgagor.

Clause III Notarization and Mortgage Registration

3.1 The signing of the agreement shall be notarized in notary public appointed by the mortgagee. And the forcible notarization shall be implemented according to the need of the mortgagee.

3.2 Within 30 days after the notarization (provided the mortgagee claimed clearly that

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the notarization is not necessary, then the term shall begin upon the signing of the contract), the mortgagor shall fulfill mortgage registration to the real estate registration department which governs according to the administration right of real estate registration. When the mortgage certificate is issued, the mortgagor shall immediately deliver the original of mortgage certificate and / or the original of mortgaged property certificate to the mortgagee.

3.3 Provided the mortgagor takes the house to be built as mortgaged property, and the house completed during mortgage term, the mortgagor shall re-registration the mortgage within 30 days upon the receiving of ownership certificate of the house.

3.4 Provided the agreement terminates as per clause VIII of the contract, or the otherwise consent of the mortgagee, the mortgagee shall return the above documents and other related rights documents to the mortgagor as per the requirement of the mortgagor, and fulfill the write-off procedure in the original real estate registration organ with the mortgagor.

3.5 All the expense generated under the clause shall be borne on the mortgagor.

Clause IV Insurance

4.1 As for the mortgaged property that has been insured, the transmission procedure shall be fulfilled within 5 days upon the signing of the contract, with the mortgagee to be the first beneficiary. As for the mortgaged property that has not been insured or not in compliance with the requirement of the mortgagee, the mortgagor shall go to the insurance company appointed by the mortgagee within 5 days upon the signing of the contract and fulfill the insurance procedure according to the category, term and sum of the insurance, with the mortgagee as the first beneficiary. The above insurance term shall be longer than the term of the loan agreed in the main contract. Provided that the loan in the main contract extend, the mortgagor shall fulfill the procedure of prolonging the insurance term.

4.2 The mortgagor shall pay all the insurance fee in time, and shall deliver the original of insurance policies and documents to the mortgagee.

4.3 Without the written consent of the mortgagee, the mortgagor shall not revise or change any clause of the insurance policy or make any change to the insurance policy and shall not terminate or cancel the insurance, or let or allow the insurance to be cancelled, terminated, overdue, ineffective without taking any measure.

4.4 Provided the mortgagor did not insure the mortgaged property in time or active protect the insurance, the mortgagee is entitled to insure the mortgaged property and / or protect the insurance. The expense generated shall be borne on the mortgagor. Though it is such specified, the mortgagee has no the liability to insure and protect the mortgaged property for the mortgagor.

4.5 Provided insurance accident occurred to the insured mortgaged property, the

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mortgagee is entitled the priority to collect the principal, interests and related fee of the mortgage loan from insurance compensation.

Clause V Representations and warranties

The mortgagor represents and warrants as follows to the mortgagee, which will continue effective during the term of the agreement.

5.1 The mortgagor is an enterprise legal person duly organized and registered under the law of P.R.C, which has the power and authority to own its property, has full civil capacity and can shoulder external civil liability independently.

5.2 The representative is authorized by the mortgagor to sign the agreement. The clauses in the agreement expressed the true intention of the borrower and shall be legal binding to the borrower.

5.3 The mortgagor’s signing and implement of the agreement shall not against the law, regulations, rules, adjudication, verdict and commands that shall be abided by, and shall not conflict with the constitution of the borrower or any contracts, agreement signed by the borrower or any other liabilities that shall be shouldered by the borrower.

5.4 All the documents and materials in connection with the agreement are true, effective, complete and accurate, and any information has not been withheld.

5.5 The mortgagor guarantees his full legal rights of ownership and disposal to the mortgaged property and there is no mortgage of any form (except specified in the agreement otherwise), rental (except claimed in advance in written to the mortgagee and received consent of the mortgagee), trusteeship or intercommunity on the mortgaged property upon the signing of the agreement, and no any forms of disagreement of ownership, legal limitation and other default of rights.

Clause VI Covenants

The mortgagor and the mortgagee further reached the covenants as follows:

6.1 The mortgaged property shall be in custody of the mortgagor. During the custody period, the mortgagor shall keep the mortgaged property safe and undamaged and shall perform the liabilities of maintenance and repair, pay the tax and fees related to the mortgaged property and mortgage.

6.2 The mortgagee is entitled to inspect and supervise the mortgagor’s operational condition, the use and custody of the mortgaged property at any time during the period of mortgage. The mortgagor shall actively cooperate.

6.3 Without the written consent of the mortgagee, the mortgagor shall not sell, transfer, donate, lease, exchange, re-mortgage or dispose the mortgaged property in other way, nor shall the mortgagor re-construct, demolish or change the usage nature of

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the mortgaged property in other way.

6.4 Provided that the action of the mortgagor is enough to decrease the value of the mortgaged property, the mortgagee is entitled to ask the mortgagor to stop his action. When the value of the mortgaged property decreased, the mortgagee is entitled to ask the mortgagee to restore its value or to provide guarantee that equal to the value decreased agreed by the mortgagee.

6.5 Provided that the mortgaged property’s loss, destruction and decrease in value is not caused by the fault of mortgagor, or the mortgaged property is legally listed in the scope of demolishment because of the national construction, the mortgagor shall inform the mortgagee immediately and take effective measures to prevent the expansion of the loss. The mortgagee is entitled the subrogation right on the property on the received compensation and other proceeds.

6.6 Provided that the mortgagee considers it is necessary, he can appoint an assessment organ legally established to assess the value of mortgaged property. The expense generated shall be borne on the mortgagor.

6.7 Shall any of the condition occurred that may influence the ability of guarantee responsibility, the mortgagor guarantees to inform the mortgagee in written within three days after he is known the situation.

Clause VII  Realization of Hypothec

7.1

In following cases, the monrtgagee may be compensated by the price of pledge or guaranty traded in or auctioned or sold off via mutual negotiation; and if such negotiation fails, the pledge has the right to present a suit to an appropriate people’s court for judgment: when the monrtgagee fails to be compensated upon expiration of the debt clearing period covered under This Contract (including part of the debt that was proclaimed to be mature before maturity, due to the debtor’s breach of contract and/or the monrtgagor’s violation of statement and guarantee or promises, and etc.); or when the monrtgagee has the right to dispose of the estates in pledge as stipulated by or associated with law, code, rules & regulations. The debtor shall pay the deficit part as to the guaranty disposed. Parts or the whole of this Contract that has been notarized with enforceable effect by a monrtgagee-designated public notary shall be as per Article 9.2 of This Contract.

7.2

In dealing with the guaranty or pledge, the monrtgagee has the right to designate an assignee, auction firm, appraiser, lawyer, or other agent to exercise the monrtgagee’s right as a whole or any portion thereof; and the monrtgagor shall not disagree with such designation and/or exercise.

7.3

The monrtgagor shall undertake all the cost arising from or associated with this article and thereby the monrtgagee has the right to collect it directly from the price of the guaranty or pledge disposed.

7.4

After the monrtgagee has exercised the hypothec as stipulated in This Contract, if

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the guaranty or pledge fails to clear the debt held in guaranty, the monrtgagor, as the third party, hereby promise undertaking relevant responsibilities together with the debtor without condition, with respect to the uncompensated part of the debt.

Clause VIII Period of Validity

8.1

This Contract will take effect as of the date of hypothecation filing gone through as per Article 3 and subsequent to This Contract being stamped in public seal by both parties hereto referred or exercised by respective legal or designated representatives; and will terminate subsequent to debt clearing as stated in Article 2 of This Contract and cancellation of the hypothecation filing. However, when the debtor pay back before maturity, This Contract will be terminated six (6) months after the due date, unless otherwise agreed upon by both parties.

8.2

The hypothec under this article coexists with the debtee’s right guaranteed as stated in Article 2 of This Contract, annihilation of which will result in annihilation of such hypothec.

If the estates hypothecation filing department requires a certain period for filing continuance, such continuance period as to the guaranty under This Contract will be two (2) years after the expiration of the main debt clearing plus the period starting from the date of hypothecation filing and ending at such expiration, i.e., the date of continuance maturity will beYMD.

Clause IX Others

9.1

This Contract forms a part of the Loan Contract and shares the same legal binding force with the latter. Complete and effective performance of This Contract is one of the preconditions for the debtor to draw money as per the Loan Contract.

9.2

Any change to This Contract shall not be made without mutual negotiation and unanimous agreement by both parties; with regard to any change in the prefiled items as agreed upon by both parties, the monrtgagor shall go through proceedings for filing such change, otherwise, without filing such change, This Contract itself will remain effective further.

9.3

This Contract is explained and governed by the Law of People’s Republic of China. Any disputes associated with or arising from performance of This Contract shall be submitted to the local people’s court at the monrtgagee’s chief executive place for settlement. This Contract has been notarized with enforceable effect by a monrtgagee-designated public notary, so the monrtgagee may apply to the people’s court with due jurisdiction to enforce it as per relevant laws of PRC.

9.4

This Contract is made in 4 original copies, with each original copy for each party, public notary, and estates filing department; and in several duplicate copies for archiving or later reference.

In signing This Contract, both parties have no disagreement to any and all articles of

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This Contract and have a correct understanding of the legal explanation of those articles concerning both parties’ rights, responsibilities, and liabilities.

Mortgagor (Official Seal)

Mortgagee (Official Seal)

AXM Pharma (Shenyang) Inc. /s/

Shanghai Pudong Development Bank Shenyang Banch /s/

Legal or Designated Representative

Legal or Designated Representative

(Signature or Seal)

   (Signature or Seal)

Wang Weishi /s/

       Gua Jingjuan /s/

Bank and Account: Shanghai Pudong Development Bank Shenyang Banch

71010154500000422

Date of Signature:

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